UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2020, the board of directors of Airgain, Inc. (the “Company”) appointed David Lyle as the Company’s Chief Financial Officer and Secretary. Upon his appointment, Mr. Lyle will serve as the Company’s principal financial and accounting officer for filings under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Prior to joining the Company, Mr. Lyle, age 55, served as the Chief Financial Officer of Sunniva, Inc. from June 2019 to November 2019. Prior to Sunniva, he was Chief Financial Officer at Maxwell Technologies, Inc. from May 2015 to May 2019, which was acquired by Tesla in 2019. Mr. Lyle also served as the Chief Financial Officer of Entropic Communications, Inc. from 2007 to 2015, which was acquired in 2015 by MaxLinear, Inc. Prior to Entropic, he served as the Chief Financial Officer of RF Magic Inc., acquired by Entropic in 2007, Zyray Wireless Inc., acquired by Broadcom Corporation in 2004, and Mobilian Corporation, acquired by Intel Corporation in 2003. He has also served in corporate finance positions at large global companies, including Intel and Broadcom. Mr. Lyle was the winner of 2011 San Diego Business Journal CFO of the Year, and Finalist in the 2018 CFO of the Year Awards. Mr. Lyle holds a Bachelor of Science in business administration from University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and a Master of Business Administration from Arizona State University.

There are no family relationships between Mr. Lyle and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the commencement of his employment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lyle, dated January 13, 2020, pursuant to which he will receive an annual base salary of $325,000 and will be eligible to receive an annual incentive bonus at an initial target for calendar year 2020 of 60% of his annual base salary. Mr. Lyle is also entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally and to receive reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company.

Pursuant to the Employment Agreement, in connection with the commencement of his employment on January 13, 2020, Mr. Lyle received stock options to purchase up to 100,000 shares of the Company’s common stock under the Company’s 2016 Incentive Award Plan (the “Plan”). The stock options have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The stock options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant, and 1/48th of the original number of shares subject to the options vesting on each one-month period thereafter, subject to Mr. Lyle’s continued service to the Company through the applicable vesting dates. The stock options have a term of ten years from the date of grant. In addition, pursuant to the terms of the Employment Agreement, in connection with the commencement of his employment on January 13, 2020, Mr. Lyle received 35,000 Restricted Stock Units (“RSUs”) under the Plan. The RSUs will vest over a four-year period in equal installments on each of March 1, 2021, 2022, 2023 and 2024, subject to Mr. Lyle’s continued service to the Company through the applicable vesting dates. The stock options and RSUs shall become fully vested in connection with certain qualifying terminations of service within 60 days prior to or following a change in control of the Company, as described in the Employment Agreement.

Pursuant to the Employment Agreement, if the Company terminates Mr. Lyle’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement), in addition to the payment of his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled (the “Accrued Obligations”), he will be entitled to the following severance and benefits, subject to his execution of a release of claims against the Company: (1) a lump sum cash payment in an amount equal to (i) 12 months of his annual base salary as in effect immediately prior to the date of termination, plus (ii) his target bonus for the calendar year during which his date of termination occurs calculated as of the date of termination, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination, and (2) the continuation of his health insurance coverage pursuant to COBRA at the Company’s expense for a period of 12 months following the date of termination. In addition, in the event of a termination without cause or resignation for good reason within 12 months following a change in control (as defined in the Employment Agreement), in addition to the payment of all Accrued Obligations, Mr. Lyle will be entitled to receive the following severance and benefits, subject to his execution of a release of claims against the Company: (1) a lump sum cash payment in an amount equal to (i) 12 months of his annual base salary as in effect immediately prior to the date of termination, plus (ii) his full target bonus for the calendar year during which such date of termination occurs; and (2) the continuation of his health insurance coverage pursuant to COBRA at the Company’s expense for a period of 18 months following the date of termination.

If Mr. Lyle is terminated as a result of his death or following his permanent disability, in addition to the payment of all Accrued Obligations, he or his estate, as applicable, is entitled to a lump sum cash payment in an amount equal to his earned bonus for the calendar year during which his date of termination occurs calculated as of the date of termination, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed with respect to the fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: January 13, 2020	By:	/s/ Jacob Suen
	Name:	Jacob Suen
	Title:	President and Chief Executive Officer